UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2017

Tempur Sealy International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Tempur Way Lexington, Kentucky	40511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 878-8889

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2017, Tempur Sealy International, Inc., a Delaware corporation (“Tempur Sealy” or the “Company”), entered into an Amended and Restated Rights Agreement (the “Amended and Restated Rights Agreement”) with American Stock Transfer & Trust Company, LLC, as Rights Agent, to amend certain of the provisions of its Rights Agreement, dated as of February 8, 2017 (the “Original Rights Agreement”).

The primary purpose of the amendment and restatement of the Original Rights Agreement is to provide the holders of the Company’s common stock, $0.01 par value per share (the “Common Stock”) and the attached preferred stock purchase rights issued under the Original Rights Agreement with the ability to exempt an offer to acquire, or engage in another business combination transaction involving, the Company that is deemed a “Qualifying Offer” (as defined in the Amended and Restated Rights Agreement) from the terms of the Amended and Restated Rights Agreement. A Qualifying Offer is, in summary, an offer determined by a majority of the independent members of the Company’s Board of Directors (the “Board”) to have specific characteristics which are generally intended to preclude offers that are coercive, abusive or highly contingent. Among those characteristics are that it be (i) a fully financed all-cash tender offer or an exchange offer offering shares of Common Stock of the offeror, or a combination thereof, for any and all of the Company’s outstanding Common Stock; (ii) an offer whose per share offer price and consideration represent a “reasonable premium” over the highest reported per share market price of the Company’s Common Stock in the immediately preceding twenty four (24) months immediately preceding the date on which the offer is commenced; (iii) an offer that, within twenty (20) business days after the commencement date of the offer (or within ten (10) business days after any increase in the offer consideration), does not result in a nationally recognized investment banking firm retained by the Board rendering an opinion to the Board that the consideration being offered to the holders of the Company’s Common Stock is either inadequate or unfair; and (iv) an offer that is otherwise in the best interests of the Company’s stockholders. The Amended and Restated Rights Agreement provides additional characteristics necessary for an acquisition offer to be deemed a “Qualifying Offer” including if the consideration offered in a proposed transaction is stock of the acquiror.

Pursuant to the Amended and Restated Rights Agreement, if the Company receives a Qualifying Offer and the Board has not redeemed the outstanding Rights or exempted such Qualifying Offer from the terms of the Amended and Restated Rights Agreement or called a special meeting of stockholders (the “Special Meeting”) for the purpose of voting on whether to exempt such Qualifying Offer from the terms of the Amended and Restated Rights Agreement, in each case by the end of the ninety (90) business day period following the commencement of such Qualifying Offer, provided such offer remains a Qualifying Offer during such period, the holders of ten (10) percent of the Company’s Common Stock may request that the Board call a Special Meeting to vote on a resolution authorizing the exemption of the Qualifying Offer from the terms of the Amended and Restated Rights Agreement. If such a Special Meeting is not held by the ninetieth (90th) business day following the receipt of such a request from stockholders to call a Special Meeting, the Qualifying Offer will be deemed exempt from the terms of the Amended and Restated Rights Agreement on the tenth (10th) business day thereafter.

A copy of the Amended and Restated Rights Agreement is filed as Exhibit 4.1 hereto and incorporated herein by reference. The foregoing description of the Amended and Restated Rights Agreement, including, but not limited to, the description of the characteristics necessary for an acquisition or other business combination offer to be deemed a “Qualifying Offer,” does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Rights Agreement.

Item 3.03 Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Amended and Restated Rights Agreement, on March 15, 2017, the Company intends to file an Amended and Restated Certificate of Designation of Series A Junior Participating Preferred Stock (the “Amended and Restated Certificate of Designation”) with the Secretary of State of the State of Delaware. The Amended and Restated Certificate of Designation, which sets forth the rights, powers and preferences of the Preferred Shares (as defined in the Amended and Restated Rights Agreement), amends the Certificate of Designation of the Series A Junior Participating Preferred Stock filed with the Secretary of State of the State of Delaware on February 9, 2017 (the “Original Certificate of Designation”). The Original Certificate of Designation was amended and restated to reference the Amended and Restated Rights Agreement rather than the Original Rights Agreement and, accordingly, the Amended and Restated Certificate of Designation does not change any of the rights, powers and preferences of the Preferred Shares that were set forth in the Original Certificate of Designation.

A copy of the Amended and Restated Certificate of Designation is filed as Exhibit 3.1 hereto and incorporated herein by reference. The foregoing description of the Amended and Restated Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Certificate of Designation.

Item 8.01. Other Events.

On March 15, 2017, the Company issued a press release announcing the Board’s adoption of the Amended and Restated Rights Agreement and that the Company’s stockholders would be voting on the ratification of the Amended and Restated Rights Agreement at the Company’s 2017 Annual Meeting of Stockholders. A copy of this press release is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Certificate of Designation of Series A Junior Participating Preferred Stock of Tempur Sealy International, Inc.

4.1	Amended and Restated Rights Agreement, dated as of March 14, 2017, by and between Tempur Sealy International, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent.

99.1	Press Release of Tempur Sealy International, Inc. issued on March 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 15, 2017

TEMPUR SEALY INTERNATIONAL, INC.

By:	/S/ BARRY A. HYTINEN

Name:	Barry A. Hytinen
Title:	Executive Vice President & Chief Financial Officer

Exhibit Index

3.1	Amended and Restated Certificate of Designation of Series A Junior Participating Preferred Stock of Tempur Sealy International, Inc.

4.1	Amended and Restated Rights Agreement, dated as of March 14, 2017, by and between Tempur Sealy International, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent.

99.1	Press Release of Tempur Sealy International, Inc. issued on March 15, 2017.